[EXHIBIT 10vv TO COLONIAL GAS COMPANY
              10-K FOR YEAR ENDED DECEMBER 31, 1996]



                                                          960026E

                       SERVICE AGREEMENT
              (APPLICABLE TO RATE SCHEDULE AFT-E)

     This Agreement ("Agreement") is made and entered into this 2nd day of November, 1996, by and between Algonquin Gas Transmission Company, a Delaware Corporation (herein called "Algonquin"), and Colonial Gas Company (herein called "Customer" whether one or more persons).

     WHEREAS,  Customer has been a Replacement  Shipper  under  a permanent release of a service agreement dated May 17,  1994
     for   service   under  Rate  Schedule  AFT-E   ("the   Prior
     Agreement"); and

     WHEREAS, the primary term of the Prior Agreement expires on November 1, 1996; and

     WHEREAS,   Algonquin  and  Customer  desire  to  execute   a
     superseding service agreement under Rate Schedule AFT-E in order to provide for a primary term of three years.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties do agree as follows:

                           ARTICLE I
                       SCOPE OF AGREEMENT

    1.1 Subject to the terms, conditions and limitations hereof and of Algonquin's Rate Schedule AFT-E, Algonquin agrees to receive from or for the account of Customer for transportation on a firm basis quantities of natural gas tendered by Customer on any day at the Point(s) of Receipt; provided, however, Customer shall not tender without the prior consent of Algonquin, at any Point of Receipt on any day a quantity of natural gas in excess of the applicable Maximum Daily Receipt Obligation for such Point of Receipt plus the applicable Fuel Reimbursement Quantity; and provided further that Customer shall not tender at all Point(s) of Receipt on any day or in any year a cumulative quantity of natural gas, without the prior consent of Algonquin, in excess of the following quantities of natural gas plus the applicable Fuel Reimbursement
          Quantities:

               Maximum Daily Transportation Quantity (MMBtu)

                    Nov 16 - Apr 15          6,106*
                    Apr 16 - May 31          5,867
                    Jun  1 - Sep 30          5,388
                    Oct  1 - Nov 15          5,867

           *MDTQ to be utilized in applying monthly Reservation Charge

               Maximum Annual Transportation Quantity 2,119,106 MMBtu

    1.2 Algonquin agrees to transport and deliver to or for the account of Customer at the Point(s) of Delivery and Customer agrees to accept or cause acceptance of delivery of the quantity received by Algonquin on any day, less the Fuel Reimbursement Quantities; provided, however, Algonquin shall not be obligated to deliver at any Point of Delivery on any day a quantity of natural gas in excess of the applicable Maximum Daily Delivery Obligation.


                           ARTICLE II
                       TERM OF AGREEMENT

    2.1   This Agreement shall become effective as  of  the
          date set forth hereinabove and shall continue in effect for a term ending on and including November 1, 1999 ("Primary Term") and shall remain in force from year to year thereafter unless terminated by either party by written notice one year or more prior to the end of the Primary Term or any successive term thereafter. Algonquin's right to cancel this Agreement upon the expiration of the Primary Term hereof or any succeeding term shall be subject to Customer's rights pursuant to Sections 8 and 9 of the General Terms and Conditions.

    2.2 This Agreement may be terminated at any time by Algonquin in the event Customer fails to pay part or all of the amount of any bill for service hereunder and such failure continues for thirty days after payment is due; provided Algonquin gives ten days prior written notice to Customer of such termination and provided further such termination shall not be effective if, prior to the date of termination, Customer either pays such outstanding bill or furnishes a good and sufficient surety bond guaranteeing payment to Algonquin of such outstanding bill; provided that Algonquin shall not be entitled to terminate service pending the resolution of a disputed bill if Customer complies with the billing dispute procedure currently on file in Algonquin's tariff.


                          ARTICLE III
                         RATE SCHEDULE

    3.1 Customer shall pay Algonquin for all services rendered hereunder and for the availability of such service under Algonquin's Rate Schedule AFT-E as filed with the Federal Energy Regulatory Commission and as the same may be hereafter revised or changed. The rate to be charged Customer for transportation hereunder shall not be more than the maximum rate under Rate Schedule AFT-E, nor less than the minimum rate under Rate Schedule AFT-E.

    3.2 This Agreement and all terms and provisions contained or incorporated herein are subject to the provisions of Algonquin's applicable rate schedules and of Algonquin's General Terms and Conditions on file with the Federal Energy Regulatory Commission, or other duly constituted authorities having jurisdiction, and as the same may be legally amended or superseded, which rate schedules and General Terms and Conditions are by this reference made a part hereof.

    3.3 Customer agrees that Algonquin shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges applicable to service pursuant to Algonquin's Rate Schedule AFT-E, (b) Algonquin's Rate Schedule AFT-E, pursuant to which service hereunder is rendered or (c) any provision of the General Terms and Conditions applicable to Rate Schedule AFT-E. Algonquin agrees that Customer may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for such adjustment of Algonquin's existing FERC Gas Tariff as may be found necessary to assure that the provisions in
          (a), (b), or (c) above are just and reasonable.


                           ARTICLE IV
                      POINT(S) OF RECEIPT

     Natural gas to be received by Algonquin for the account of Customer hereunder shall be received at the outlet side of the measuring station(s) at or near the Primary Point(s) of Receipt set forth in Exhibit A of the service agreement, with the Maximum Daily Receipt Obligation and the receipt pressure obligation indicated for each such Primary Point of Receipt. Natural gas to be received by Algonquin for the account of Customer hereunder may also be received at the outlet side of any other measuring station on the Algonquin system, subject to reduction pursuant to Section 6.2 of Rate Schedule AFT-E.

                          ARTICLE V
                     POINT(S) OF DELIVERY

     Natural gas to be delivered by Algonquin for the account of Customer hereunder shall be delivered on the outlet side of the measuring station(s) at or near the Primary Point(s) of Delivery set forth in Exhibit B of the service agreement, with the Maximum Daily Delivery Obligation and the delivery pressure obligation indicated for each such Primary Point of Delivery.

     Natural gas to be delivered by Algonquin for the account of Customer hereunder may also be delivered at the outlet side of any other measuring station on the Algonquin system, subject to reduction pursuant to Section 6.4 of Rate Schedule AFT-E.


                           ARTICLE VI
                           ADDRESSES

     Except as herein otherwise provided or as provided in the General Terms and Conditions of Algonquin's FERC Gas Tariff, any notice, request, demand, statement, bill or payment provided for in this Agreement, or any notice which any party may desire to give to the other, shall be in writing and shall be considered as duly delivered when mailed by registered, certified, or first class mail to the post office address of the parties hereto, as the case may be, as follows:

          (a)  Algonquin:     Algonquin Gas Transmission Company
                              1284 Soldiers Field Road
                              Boston, MA  02135
                              Attn:     John J. Mullaney
                              Vice President, Marketing


           (b)  Customer:     Colonial Gas Company
                              40 Market Street
                              Lowell, MA  08153
                              Attn:     John Harrington
                              Senior Vice President, Gas Supply


     or such other address as either party shall designate by formal written notice.

                          ARTICLE VII
                         INTERPRETATION

     The interpretation and performance of the Agreement shall be in accordance with the laws of the Commonwealth of Massachusetts, excluding conflicts of law principles that would require the application of the laws of a different jurisdiction.

                          ARTICLE VIII
                  AGREEMENTS BEING SUPERSEDED

     When this Agreement becomes effective, it shall supersede the following agreements between the parties hereto.

     Capacity Release Umbrella Agreement No. 93009ER5 executed by
     Customer  and  Algonquin  under Rate  Schedule  AFT-E  dated
     November 1, 1994.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective agents thereunto duly authorized, the day and year first above written.


                         ALGONQUIN GAS TRANSMISSION COMPANY


                         By:     __/s/ John J. Mullaney______

                         Title:  ___Vice President, Marketing_



                         COLONIAL GAS COMPANY


                         By:     __/s/ John P. Harrington____

                         Title:  __Senior Vice President_____
                                    -Gas Supply


                           Exhibit A
                      Point(s) of Receipt

                    Dated: November 2, 1996


   To the service agreement under Rate Schedule AFT-E between
       Algonquin Gas Transmission Company (Algonquin) and
                 Colonial Gas Company (Customer)
                  concerning Point(s) of Receipt


     Primary               Maximum Daily              Maximum
     Point of            Receipt Obligation       Receipt Pressure
     Receipt                 (MMBtu)                    (Psig)


     Hanover, NJ (TETCO)                   At any pressure requested
        Nov 16 - Apr 15        2,328	   by Algonquin but not in
        Apr 16 - May 31        2,237	   excess of 750 Psig.
        Jun  1 - Sep 30        2,054
        Oct  1 - Nov 15        2,237


     Lambertville, NJ                     At any pressure requested
        Nov 16 - Apr 15        3,778      by Algonquin but not in
        Apr 16 - May 31        3,630      excess of 750 Psig.
        Jun  1 - Sep 30        3,334
        Oct  1 - Nov 15        3,630





Signed for Identification

Algonquin:     ___/s/ John J. Mullaney_____

Customer:      ___/s/ John P. Harrington___


                           Exhibit B
                      Point(s) of Delivery

                    Dated: November 2, 1996

   To the service agreement under Rate Schedule AFT-E between
       Algonquin Gas Transmission Company (Algonquin) and
                 Colonial Gas Company (Customer)
                 concerning Point(s) of Delivery


     Primary               Maximum Daily              Minimum
     Point of            Delivery Obligation      Delivery Pressure
     Delivery                (MMBtu)                    (Psig)


     At the property line
     on the outlet side
     of a meter station
     located at:

     Parsippany-Troy Hills,
      New Jersey                                         300
        Nov 16 - Apr 15        6,106
        Apr 16 - May 31        5,867
        Jun  1 - Sep 30        5,388
        Oct  1 - Nov 15        5,867


Signed for Identification

Algonquin:  ___John J. Mullaney___

Customer:   ___John P. Harrington_


                       [END OF EXHIBIT 10vv]